Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.  333-56161 (including post-effective amendment No.1) and 333-157567 (including post-effective amendment No.1) on Form S-8 of Sempra Energy, of our reports dated June 27, 2014, relating to the financial statements and supplemental schedules appearing in this Annual Report on Form 11-K of Sempra Energy Savings Plan; Southern California Gas Company Retirement Savings Plan; San Diego Gas & Electric Company Savings Plan; and Mobile Gas Service Corporation Employee Savings Plan for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

June 27, 2014